PRE 14C 1 pre14c.htm PRE 14C

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))

[ ]	Definitive Information Statement

PUGET TECHOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

Copies to:

John E Lux, Esq.

1629 K Street, Suite 300

Washington DC 20006

Telephone (202) 780-1000

Fax: (727) 474-9810

John.Lux@Securities-Law.info

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies: Common Stock, $0.001 par value

(2)	Aggregate number of securities to which transaction applies:___________

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):____________

(4)	Proposed maximum aggregate value of transaction:____________

(5)	Total fee paid:____________

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:___________

(2)	Form, Schedule or Registration Statement No.:___________

(3)	Filing Party:___________

(4)	Date Filed:___________

PUGET TECHNOLOGIES, INC.

801 BRICKELL AVE., SUITE 900

MIAMI, FL 33131

Dear Shareholders:

We are writing to you as our Company has been ordered to produce an Information Statement by the U.S District Court, Eastern District of New York.

The Company was sued by one of its lenders, Adar Bays, LLC, on a convertible note (so-called “Death Spiral” loan) and Adar won an order, pending final determination, directing the Company to deliver immediately at least 4,197,901 shares of its common stock to Adar pursuant to the terms of the 8% Convertible Redeemable Note (the “Note”) held by Adar, and to honor during the pendency of the case, all legally and contractually allowed conversion requests hereafter submitted by Adar. As the Company does not have enough stock authorized to issue such shares, the Court ordered that the Company immediately prepare and file a preliminary information statement with the SEC under 17 CFR 240.14c-5 detailing the Company's obligations under the provisions of the Order, and if no comments are received from the SEC then the Company is ordered to file the definitive information statement detailing the Company's obligations under the provisions of the Order on the 11th day following the filing of the preliminary information statement. In addition to being directed to deliver to Adar 4,197,901 shares of the Company's Common Stock along with the necessary corporate resolutions, and the Company was ordered to accept the contractually required legal opinions furnished to it by Adar to enable Adar to sell such Common Stock publicly without restriction and  further ordered that Adar shall, in connection with contractually required legal opinions, certify within those opinions that its conversion request is in compliance with SEC Rule 144(e)(3)(vi).

The Court ordered that the Company honor, during the pendency of this action and in accordance with the law and with the agreement between the parties, all conversion requests hereafter submitted by Adar to convert all or any portion of the 8% Convertible Redeemable Note held by Adar into shares of Company common stock, and to deliver all necessary corporate resolutions and contractually required legal opinions necessary to enable Adar to sell its common stock publicly without restriction.

We are filing this Information Statement to comply with that order.

Securities regulations only allow us to contact ten shareholders unless a proxy statement has been filed. We have not contacted the ten largest shareholders of Company common stock as the ten largest shareholders hold less than the 51% of the common stock needed under Nevada law to authorize an amendment to the Articles of Incorporation needed to increase the amount of common stock authorized. Therefore, no action can be taken.  Nevada criminal law provides that the issuance of stock beyond its limit is a felony under NRS 205.435. Fraudulent issue of stock.

The Company is filing this Preliminary Information Statement with the Securities and Exchange Commission but does not have sufficient funds to mail it to the Company's approximately 4,370 shareholders.

With regard to the litigation, another so-called “Death Spiral” lender, Union Capital, has filed a similar court case using the same attorneys as Adar which will be heard by the same judge. The judge may also issue a preliminary order for Union Capital as it did for Adar. The Company has another Death Spiral lender that could file a similar action, LG Capital Funding. As Adar Bays, Union Capital and LG appear to have often acted in concert in making such loans and appear to have acted in concert in converting and selling securities, all three of these lenders may act in concert in  court.

The Company intends to vigorously contest these cases but is obligated to use its best efforts to comply with the Court's preliminary order.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT

 TO SEND US A PROXY.

No action is required by you. Pursuant to Rule 14(c)-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least ten (10) days after the date of this Information Statement has been mailed to our shareholders. The Company does not have sufficient funds to mail this Information Statement to all of its approximately 4,370 shareholders.

For the Board of Directors

By:	/s/ Hermann Burckhardt
Name:	Hermann Burckhardt
Title:	President

NOTICE OF PROPOSED ACTION

BY WRITTEN CONSENT OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the following proposed action has not been approved pursuant to written consent by any of the holders of the voting power of the outstanding common stock of Puget Technologies, Inc., a Nevada corporation (the “Company” “we,” “us,” or “our”) dated December 22, 2015, in lieu of a special meeting of the stockholders and in accordance with Section 78.315 of the Nevada Revised Statutes:

To amend the Company’s Articles of Incorporation, as amended, to change the number of authorized shares of common stock of the Company from 110,000,000 shares to 200,000,000 shares.

Stockholders of record at the close of business on December 22, 2015 (the “Record Date”), are entitled to receive a copy of this information statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions described herein will not be implemented, if approved, until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. To date, no shareholders have approved of such action.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

For the Board of Directors

By:	/s/ Hermann Burckhardt
Name:	Hermann Burckhardt
Title:	President

PUGET TECHNOLOGIES, INC.

801 BRICKELL AVE., SUITE 900

MIAMI, FL 33131

INFORMATION STATEMENT

Proposed Action by Written Consent of Stockholders

GENERAL INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

This information statement is being furnished in connection with the action by written consent of stockholders taken without a meeting of a proposal to approve the actions described in this information statement.

What is the Purpose of the Information Statement?

In order to comply with a court order, this Information Statement is being furnished pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify the Company’s stockholders as of the Record Date of proposed action to increase the Company's authorized common stock.

What action was taken by written consent?

No action was obtained by written consent regarding the amendment to the Company’s Articles of Incorporation, as amended (the “Articles”), to increase the authorized shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), from 110,000,000 to 200,000,000.

How many shares of voting stock were outstanding on the Record Date?

There were 97,355,244 shares of Common Stock par value $0.001, issued and outstanding.

Who is Entitled to Notice?

Each holder of an outstanding share of Common Stock, as of the Record Date, will be entitled to notice of each matter voted upon.

What vote was obtained to approve the amendment to the Articles described in this information statement?

We have not solicited the ten largest shareholders of the Company's common stock. Even if all ten of such shareholders approved of the amendment to the Articles, their votes would not total the 51% vote needed for such action.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s capital stock as of the Record Date by (i) each person who is known by us to beneficially own more than 5% of the Company’s Common Stock; (ii) each of the Company’s officers and directors; and (iii) all of the Company’s officers and directors as a group.

Beneficial ownership has been determined in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Common Stock beneficially owned and percentage ownership is based on 97,355,244 shares outstanding on the Record Date and assuming the exercise of any options or warrants or conversion of any convertible securities held by such person, which are presently exercisable or will become exercisable within 60 days of the Record Date.

Name and Address	Shares of Common Stock	Percent of Common Stock (3)
Thomas M. Jaspers (1)(2)	27,500,000	28.2%
All Officers and Directors as a Group (2)	27,500,000	28.2%
5% or Greater Beneficial Owners
Qest Acquisition Corporation (2)	27,500,000	28.2%

(1)	The address for Mr. Jaspers and Qest Acquisition Corporation is 8130 South Valley Highway, Suite 300, Englewood, Colorado 80112

(2)	Consists of 27,500,000 shares of Common Stock held by Qest Acquisition Corporation of which Mr. Jaspers is the controlling shareholder.

(3)	Based on 97,355,244 shares of Common Stock outstanding as of December 22, 2015.

ACTION I

AMENDMENT TO THE ARTICLES OF INCORPORATION

TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK FROM 110,000,000 TO 200,000,000

The ten largest of the Company's stockholders do not have sufficient votes to approve an amendment to our Articles to increase our authorized shares of Common Stock from 110,000,000 to 200,000,000. The increase in authorized shares of Common Stock was not approved and will not be filed as the amendment to our Articles with the Secretary of State of Nevada.

If it had been approved, the Company would have filed the amendment to our Articles to effect the increase in our authorized shares of Common Stock (the “Authorization Amendment”) approximately (but not less than) 20 days after the definitive information statement was mailed to stockholders.

The form of articles of amendment that would be filed with the Secretary of State of Nevada is set forth as Appendix A (subject to any changes required by applicable law) to this information statement.

Outstanding Shares and Purpose of the Authorization Amendment

Our articles of incorporation currently authorize us to issue a maximum of 110,000,000 shares of Common Stock, par value $0.001 per share. As of the Record Date, we had 97,355,244 shares of Common Stock issued and outstanding.

Effects of the Authorization Amendment

The immediate effect of the authorization amendment, if adopted, would be to allow the company's convertible lenders to convert and sell their stock. This would immediately increase the supply of stock in the market. Historically, selling by such lenders drives the stock price to zero or close to zero. This is because the lenders convert and sell, driving the stock down. This allows them to convert and sell at lower prices, and as the stock is converted at lower prices, more stock is issued and sold, driving the stock down further. Hence, such loans have been called “Death Spiral” loans.

Thus, if authorized, the amendment would likely have the effect of reducing the market price of our common stock, perhaps even to zero or close to it, if and when the holders of our convertible debt converted their debt and sold their stock, based on the history of other companies to which these lenders have made “Death Spiral” loans.

The additional shares of Common Stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of Common Stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our Common Stock, the future issuance of additional shares of Common Stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing stockholders.

Other than the foregoing issuance of shares upon conversion of existing, outstanding promissory notes of the Company, the Board of Directors has no plans to issue the additional shares of Common Stock authorized by the Authorization Amendment.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements. You can identify the Company’s forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecasted in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

ADDITIONAL INFORMATION

Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System.

For the Board of Directors

By:	/s/ Hermann Burckhardt
Name:	Hermann Burckhardt
Title:	President

Appendix A

PUGET TECHNOLOGIES,  INC.

CERTIFICATE OF AMENDMENT

TO

ARTICLES OF INCORPORATION FOR NEVADA PROFIT CORPORATIONS

(Pursuant to NRS 78.385 and 78.390)

1. The articles have been amended as follows:

Article IV is hereby amended to read as follows:

The corporation shall be authorized to issue an aggregate of 200,000,000 shares of common stock, par value $0.001 per share.

2. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation to have voted in favor of the amendment is approximately _______%.

3. Effective date of filing:

4. Signature:

_____________________________________

Hermann Burckhardt, President